PC GROUP, INC.
419 Park Avenue South
New York, NY 10016

August 5, 2009

Mr. W. Gray Hudkins
President and Chief Executive Officer
PC Group, Inc.
419 Park Avenue South
New York, NY 10016

Re:	Employment Agreement

Dear Gray:

In recognition of your agreement to forego $200,000 of the $300,000 base compensation for fiscal year 2009 to which you are entitled under your Employment Agreement, dated as of October 1, 2007 (the “Employment Agreement”), between you and PC Group, Inc. (the “Company”), this letter confirms the Company’s agreement to waive for 2009 the requirement of Section 2(a) of the Employment Agreement that you devote your “full business time and energies to the business and affairs of the Company”.  Instead, during 2009, you agree to devote such business time and energies to the business and affairs of the Company as the Company and you shall agree upon, from time to time, as necessary and appropriate.  In all other respects, the Employment Agreement shall remain in full force and effect.  This letter is made and executed and shall be governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof.

Sincerely,

PC GROUP, INC.

By:  /s/ Kathleen P. Bloch
Kathleen P. Bloch
Vice President, Chief Operating Officer
and Chief Financial Officer
AGREED AND ACCEPTED:

By: /s/ W. Gray Hudkins
       W. Gray Hudkins

DATE: August 5, 2009